Exhibit C

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint each of Carl H. Westcott and Michael I. Smartt, acting either individually or together, as each of the undersigned’s true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of each of the undersigned to, as applicable:

(1)                                 execute for and on behalf of the undersigned and submit to the U.S. Securities and Exchange Commission (“SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13(d) or 13(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder (including, without limitation, Regulation 13D-G) and any amendments to the foregoing;

(2)                                 prepare, execute, acknowledge, deliver and file Schedules 13D and 13G (including any amendments thereto) with respect to the securities of Comstock Resources, Inc., a corporation formed under the laws of the state of Nevada (the “Company”), with the SEC, any national securities exchanges and the Company, as considered necessary or advisable under Sections 13(d) or 13(g) of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, Regulation 13D-G) and any amendments to the foregoing;

(3)                                 seek or obtain, as each of the undersigned’s representative and on each of the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, in connection with the foregoing, and the undersigned hereby authorizes any such person to release any such information to any of the attorneys-in-fact and approve and ratify any such release of information; and

(4)                                 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve to such attorney-in-fact’s discretion.

The undersigned acknowledge that:

(1)           this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)           any documents prepared and/or executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)           none of such attorneys-in-fact assumes (i) any liability for any responsibility of the undersigned to comply with the requirements of the Exchange Act, or (ii) any liability of the undersigned for any failure to comply with such requirements; and

(4)           this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the obligations of the undersigned under the Exchange Act, including without limitation the reporting requirements under Sections 13(d) and 13(g) of the Exchange Act and Regulation 13D-G promulgated thereunder.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

This Limited Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Schedules 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of the 20th day of February, 2018

/s/ Carl H. Westcott
Carl H. Westcott

Commodore Partners, Ltd.

By: Carl Westcott, LLC, its general partner

/s/ Carl H. Westcott
Carl H. Westcott
Manager

G.K. Westcott LP

By: Carl Westcott, LLC, its general partner

/s/ Carl H. Westcott
Carl H. Westcott
Manager

Carl Westcott, LLC

/s/ Carl H. Westcott
Carl H. Westcott
Manager

/s/ Court H. Westcott
Court H. Westcott

/s/ Carla Westcott
Carla Westcott